EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT





We hereby consent to the incorporation by reference in this Registration Statement of Northwest Teleproductions, Inc. on Form S-8 of our report dated June 2, 1999, except for Note 8, as to which the date is June 28, 1999, appearing in the Annual Report on Form 10-KSB of Northwest Teleproductions, Inc. and subsidiaries for the year ended March 31, 1999.





                           /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                           Certified Public Accountants



Minneapolis, Minnesota
July 23, 1999